As filed with the Securities and Exchange Commission on September 15, 1998.

File No.                                          Commission file number: 0-9476
-----------------                                 ------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------



                             FLEXWEIGHT CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)

            Kansas                                             48-0680109
           --------                                           ------------
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)


                      915 N. Wells, Wendover, Nevada 89883
                    ----------------------------------------
                    (Address of principal executive offices)


                1998 Stock Option Plan of Flexweight Corporation
                ------------------------------------------------
                              (Full Title of Plan)


              Walter Sanders, 915 N. Wells, Wendover, Nevada 89883
              ----------------------------------------------------
            (Name, address,including zip code, of agent for service)

Telephone number, including area code, of agent for service: (702) 664-3484
                                                             --------------

                         CALCULATION OF REGISTRATION FEE
                                        Proposed    Proposed
                                        Maximum     Maximum
Title of                                Offering    Aggregate   Amount of
Securities               Amount to be   Price Per   Offering    Registration
to be Registered         Registered     Share(1)    Price(1)    Fee
-----------------------  ------------   ---------   ----------  ------------
$.10 P.V. Common Stock   1,018,333      $6.125      $6,237,290  $1,840


(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of August 11, 1998, a date within five business days prior to the date of filing of this registration statement.


     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                Explanatory Note
                                ----------------

     The Company is registering additional shares under its 1998 Stock Option Plan filed on Form S-8 with Securities and Exchange Commission on August 13, 1998, Commission file number 333-61657. The Company's 1998 Stock Option Plan filed on Form S-8 on August 13, 1998, is hereby incorporated by reference into this Form S-8 registration statement. The Company has further modified the 1998 Stock Option Plan to account for the issuance of an additional 1,018,333 shares being registered on this Form S-8. The registration of additional shares is for the purpose of compensating certain consultants covered under the Company's 1998 Stock Option Plan for services rendered in connection with an Asset Purchase Agreement signed by the Company on September 14, 1998.

     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wendover, State of Nevada, on September 15, 1998.

                                               FLEXWEIGHT CORPORATION
                                               By: /s/Walter G. Sanders
                                                  ----------------------
                                                  Walter Sanders, President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter G. Sanders with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                        Date
---------                        -----                        ----

/s/ Walter G. Sanders   President, Acting Chief Financial   September 15, 1998
---------------------   Officer and Director
Walter G. Sanders


/s/ Charles Longson     Vice President and Director         September 15, 1998
-------------------
Charles Longson

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                           THE SECURITIES ACT OF 1933

                             ----------------------

                             Flexweight Corporation
                             (A Kansas Corporation)

                             ----------------------

                               INDEX TO EXHIBITS
                               -----------------


Exhibits  SEC Ref. No.  Description                                 Sequentially
                        of Exhibit                                  Number Pages
--------  ------------  -----------                                 ------------
   A          10        Asset Purchase Agreement between the
                        Company and NuOASIS International, Inc.
                        dated September 14, 1998

   B          10        Consulting Agreement between the Company
                        and Hudson Consulting Group, Inc. dated
                        July 18, 1998

   C        5, 23(b)    Opinion and consent of Counsel with
                        respect to the legality of the issuance
                        of securities being issued

   D         23(a)      Consent of Accountant